EXHIBIT T-1.7
Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority
Schedule RC 14
Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for December 31, 2010
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.
Schedule RC — Balance Sheet
Dollar Amounts in Thousands
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A): a. Noninterest-bearing balances and currency and coin (1) .. ..
b. Interest-bearing balances (2) ... .. . .. . .. . .. .. 2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, colurm A) .. .. b. Available-for-sale securities (from Schedule RC-B, column D) .
3. Federal funds sold and securities purchased under agreements to resell: a. Federal funds sold . .. . , .. ,’, .. ,., . ..
b. Securities purchased under agreements to resell (3) . .. 4. Loans and lease financing receivables (from Schedule RC-C):
a, Loans and leases held for sale .. .. .. b. Loans and leases, net of unearned income . ..
c. LESS: Allowance for loan and lease losses .. . ... .. .. d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) . .
5. Trading assets (from Schedule RC-D) . . 6. Premises and fixed assets (including capitalized leases) . ... .
7. Other real estate ow ned (from Schedule RC-M) . .. 8. Investments in unconsolidated subsidiaries and associated corrpanies ..
9. Direct and indirect investments in real estate ventures .. .. 10. Intangible assets:
a. Goodw ill .. , , , ... .. , . , . b. Other intangible assets (from Schedule RC-M) ..
11. Other assets (from Schedule RC-F) .. 12. Total assets (sum of items 1 through 11) .. .. . .
(1) Includes cash items in process of collection and unposted debits. (2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity. Printed: 03/04/2011 — 09:27 am
RCON0081 13,904 1.a. RCON0071 5,126 1.b.
RCON1754 0 2.a. RCON1773 0 2.b.
RCONB987 0 3.a. RCONB989 0 3.b.
RCON5369 a 4.a. RCONB528 a 4.b.
RCON3123 a 4.c. RCONB529 0 4.d.
RCON3545 0 5. RCON2145 41,533 6.
RCON2150 0 7. RCON2130 0 8.
RCON3656 0 9. RCON3163 271 ,264 10.a.
RCON0426 286,918 10.b. RCON2160 52,188 11 .
RCON2170 670,933 12
(1) Includes cash items in process of collection and unposted debits. (2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.

Schedule RC 15
Schedule RC — Continued
Dollar Amounts in Thousands a. In dorrestic offices (sum of totals of columns A and C from Schedule RC-E) .. .
(1) Noninterest-bearing (1) ... .. .. . .. .. . . .. .. . . . .. .. .. . . (2) Interest-bearing .. . .. ... .. .. . ... .. .. . . ... ... . .
b. Not applicable 14. Federal funds purchased and securities sold under agreerrents to repurchase:
a. Federal funds purchased (2) .. .. .. ... .. .. . .. . . ... ... . b. Securities sold under agreerrents to repurchase (3) . . ... ... .. ..
15. Trading liabilities (from Schedule RC-D) . 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)
(from Schedule RC-M) .. ... .. ... . 17. Not applicable
18. Not applicable 19. Subordinated notes and debentures (4) . .. . .. .. . .. ... .. ... .. .. ... . . .. .
20. Other liabilities (from Schedule RC-G) , .. . .. 21. Total liabilities (sum of items 13 through 20)
22. Not applicable
EQUITY CAPITAL
Bank Equity Capital 23. Perpetual preferred stock and related surplus
24. Common stock .. ... ... ... .. .. .. ... .. .. .. .. .. ... . .. 25. Surplus (exclude all surplus related to preferred stock) . . . .. .. ... .
26. a. Retained earnings ... .. ... ~ .. ~ .
b. Accumulated other comprehensive incorre (5) ... .. c. Other equity capital components (6) . . .. .. . . .. . .. . . .. .. ... ... .. . .. . .. .
27. a. Total bank equity capital (sum of items 23 through 26.c) . ..
b. Noncontrolling (ninority) interests in consolidated subsidiaries . 28. Total equity capital (sum of items 27.a and 27.b) ... .. . ... .
29. Total liabilities and equity capital (sum of items 21 and 28) . .. .. . . .. .. .. .. (1) Includes total demand deposits and non interest-bearing tirre and savings deposits.
(2) Report overnight Federal Horre Loan Bank advances in Schedule RC. item 16. “Other borrowed money.”
(3) Includes all securities repurchase agreerrents. regardless of maturity. (4) Includes limited-life preferred stock and related surplus.
A-inted: 03/04/2011 — 09:27 am
RCON2200 0 13.a. RCON6631 0 13.a.(1)
RCON6636 0 13.a.(2) RCONB993 0 14.a.
RCONB995 0 14.b. RCON3548 0 15.
RCON3190 0 16. RCON3200 0 19.
RCON2930 16,969 20. RCON2948 16,969 21.
22. RCON3838 0 23.
RCON3230 5.000 24. RCON3839 1.039.794 25.
26. RCON3632 /390.830) 26.a.
RCONB530 0 26.b. RCONA130 0 26.c.
27. RCON3210 653.964 27.a.
RCON3000 0 27.b. RCONG105 653,964 28.
RCON3300 670,933 29. (5) Includes net unrealized holding gains (losses) on available-for-sale securities. accumulated net gains (losses) on cash flow hedges. and minimum pension liability adjustrrents. (6) Includes treasury stock and unearned Employee Stock Ow nership Plan shares.